Perma-Fix Environmental Services, Inc.

Dear Mr. Strauss:

     This letter agreement (Letter Agreement) is to provide the terms and conditions under which RBB Bank Aktiengesellschaft, a bank organized under the laws of Austria (RBB Bank) as agent for certain of its clients, shall loan $750,000 to Chem-Met Services, Inc., a Michigan corporation (Chem-Met). Chem-Met is a wholly owned subsidiary of Perma-Fix Environmental Services, Inc., a Delaware corporation (PESI).

Loan.
     Subject to and upon the terms and conditions contained herein, RBB Bank agrees to make a term loan (the Loan) to Chem-Met in the aggregate principal amount of $750,000. Within three
(3) days of the date of this Letter Agreement, RBB Bank shall deliver to Chem-Met $750,000 in cash. The terms of the loan shall be as set forth in the Promissory Note, dated July 14, 2000, executed by Chem-Met.

Warrants.
     In order to induce RBB Bank into granting the Loan to Chem-Met, PESI has agreed that if all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on September 1, 2000 then PESI shall issue to RBB Bank a five (5) year warrant to purchase up to 100,000 shares of PESI Common Stock, par value $.001 per share (the ACommon Stock@), at an exercise price equal to the closing market price of the Common Stock on the National Association of Securities Dealers Automated Quotation System SmallCap Market (NASDAQ) on September 1, 2000.

     If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on October 1, 2000 then PESI shall issue to RBB Bank a five (5) year warrant to purchase up to an additional 150,000 shares of Common Stock at an exercise price equal to the closing market price of the Common Stock on the NASDAQ on October 2, 2000.

     If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on November 1, 2000 then PESI shall issue to RBB Bank a five (5) year warrant to purchase up to an additional 200,000 shares of Common Stock at an exercise price equal to the closing market price of the Common Stock on the NASDAQ on November 1, 2000.

     If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on December 1, 2000 then PESI shall issue to RBB Bank a five (5) year warrant to purchase up to an additional 250,000 shares of Common Stock at an exercise price equal to the closing market price of the Common
Stock  on  the  NASDAQ  on December 1, 2000.   Collectively,  the
warrants are hereinafter referred to as the Warrants and the shares of Common Stock to be issued upon exercise of such Warrants are hereinafter referred to as the Warrant Shares. Notwithstanding anything to the contrary, if all principal and accrued and unpaid interest under the Loan is paid in full by 5:00 p.m. New York time on September 1, 2000 then PESI shall have no obligation to issue any Warrants to RBB Bank.

     The Warrants shall be executed by both PESI and RBB Bank and shall contain appropriate investment representations, warranties and covenants. The issuance of the Warrants and Warrant Shares are subject to appropriate corporate and regulatory authority approval.

Use of Proceeds.
     Chem-Met may use the proceeds of the Loan for any purposes which it deems appropriate in the best interest of Chem-Met and PESI.

Miscellaneous.

     a. Amendment; Waiver. Neither this Letter Agreement nor the Warrants shall be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Letter Agreement or the Warrants may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Letter Agreement or the Warrants shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall nay such waiver constitute a continuing waiver.

     b. Binding Effect; Assignment. Except as stated in this Section, neither this Letter Agreement nor the Warrants, nor any rights or obligations hereunder or
          thereunder,  are  assignable  by  RBB  Bank.    It is
          understood and acknowledged by PESI that the Warrants shall be held by RBB Bank as agent for certain of its clients who have provided to RBB Bank the $750,000 described in this Letter Agreement. Therefore, the Warrants may be proportionately assigned to such clients who qualify as an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

     c. Governing Law; Litigation Costs. This Letter Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to such State's conflicts of laws provisions.

     d. Counterparts. This Letter Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by RBB Bank to Chem-Met and PESI, which in turn is executed and delivered by the Chem-Met and PESI, this Letter Agreement shall be binding as one original agreement among RBB Bank, PESI and Chem-Met.

     e. Entire Agreement. This Letter Agreement, along with the Warrants merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

     f. No Third Party Beneficiaries. This Letter Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.



                                   PERMA-FIX ENVIRONMENTAL
                                   SERVICES, INC.



                                   By  /s/ Louis Centofanti
                                      ____________________________
                                         Dr. Louis F. Centofanti
                                         Chief Executive Officer

Accepted and agreed to by RBB Bank this 12 day of July, 2000.
                                       ____

                                   RBB BANK AKTIENGESELLSCHAFT



                                   By /s/ Herbert Strauss
                                     ____________________________
                                         Herbert Strauss
                                         Headtrader